UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2026

Blackstone Multi-Strategy Hedge Fund L.P.

(Exact name of Registrant as specified in its charter)

Delaware	000-56796	No. 41-2436049
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue New York, New York 10154
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 583-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 29, 2026, Blackstone Multi-Strategy Hedge Fund L.P., a Delaware limited partnership (the “Fund”), organized to invest and trade, on margin and otherwise, directly and indirectly in a wide variety of securities, assets and instruments, including, without limitation, individual stock listings and other equity securities, debt, debt-related instruments, currencies, commodities, and financial instruments, including for hedging purposes, such as futures contracts, options, swaps and other derivative instruments (collectively, “Investments”), employing the full breadth of the multi-asset investment division of Blackstone Inc. (“Blackstone”), entered into an investment management agreement (the “Investment Management Agreement”) with Blackstone Alternative Asset Management L.P. (the “Investment Manager”) and BXHF Aggregator (CYM) L.P., a Cayman Islands exempted limited partnership, through which the Fund expects to invest all or substantially all of its assets (the “Aggregator”).

A description of the Investment Management Agreement was included under “Part I, Item 1. Business—(c) Description of Business—BXHF Management Agreements” of the Fund’s Pre-Effective Amendment No. 1 to its Registration Statement on Form 10 filed on January 15, 2026. Such description is incorporated by reference herein, except that the Investment Management Agreement has been subsequently updated to reflect, among other things, (i) the addition of new classes of Units (as defined below), including certain classes of Units that will be offered for a limited period of time, in a limited amount and will have varying management fee rates (“Founders Units”); (ii) modifications to the terms of the management fee payable to the Investment Manager with respect to the Fund’s classes of Units; and (iii) a cap on certain specified Fund expenses for one year following initial closing.

The foregoing summary description of the Investment Management Agreement does not purport to be complete and is qualified in its entirety by reference to the Investment Management Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information set forth in Item 2.03 of this Current Report on Form 8-K related to the Credit Agreement (as defined below) is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 30, 2026, the Aggregator, as Borrower (the “Borrower”), entered into a revolving credit agreement (the “Credit Agreement”) pursuant to which the Bank (as defined below) agreed to provide loans up to an aggregate initial principal amount of $20 million subject to customary conditions. The Borrower must maintain a loan-to-value ratio of not more than 30%, where “value” equals the sum of the adjusted net asset values of Eligible Collateral Value (as defined in the Credit Agreement) and certain other items specified therein.

The parties to the Credit Agreement include the Borrower, each entity that signs as Borrower, and MUFG Alternative Fund Services (Cayman) Limited (in such capacity, the “Bank”). The Credit Agreement matures on May 15, 2027, with automatic renewal through final maturity date of May 9, 2028.

Under the Credit Agreement, borrowings denominated in U.S. dollars will bear interest at a rate of three-month Term Secured Overnight Financing Rate, plus a spread of 1.50% per annum, plus a commitment fee of 0.50% per annum.

The Credit Agreement contains customary representations and warranties, events of default, and affirmative and negative covenants. The Borrower’s obligations under the Credit Agreement are secured by the Borrower’s investments and distributions received from investments. Under the Credit Agreement, the Borrower will bear customary expenses for a credit facility of this size and type, including closing fees.

The foregoing summary description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On August 3, 2026, the Fund issued unregistered limited partnership units (the “Units”) of the Fund for aggregate consideration of approximately $145 million. The following table details the Units sold:

Title of Securities	Number of Units Sold(1)	Aggregate Consideration(1)
Class IF	5,795,000	$ 144,875,000

(1)

Includes 380,000 Class IF Units purchased by Blackstone Alternative Asset Management Associates LLC, the Fund’s general partner (the “General Partner”), for aggregate consideration of approximately $9.5 million. The Fund, together with a Blackstone-managed parallel vehicle that invests alongside the Fund in the Aggregator, collectively form “BXHF.” On August 3, 2026, BXHF (inclusive of the Fund) issued interests for aggregate consideration of approximately $203.4 million.

The offer and sale of the Units were made as part of the Fund’s continuous private offering to investors that are both (a) accredited investors (as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) and (b) qualified purchasers (as defined in the Investment Company Act of 1940, as amended, and the rules thereunder) and were exempt from the registration provisions of the Securities Act pursuant to Section 4(a)(2) and Regulation D thereunder.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 29, 2026, the Fund entered into an Amended and Restated Limited Partnership Agreement (the “A&R LPA”), with the General Partner, and each of the Fund’s limited partners. A description of the A&R LPA was included under “Part I, Item 1. Business—(c) Description of Business—Partnership Agreement” of the Fund’s Pre-Effective Amendment No. 1 to its Registration Statement on Form 10 filed on January 15, 2026. Such description is incorporated by reference herein, except that the A&R LPA has been subsequently updated to reflect, among other things, (i) the addition of new classes of Units, including Founders Units; (ii) a performance participation allocation with respect to the Fund’s Founders Units; (iii) adjustments to the Fund’s leverage policy; and (iv) clarifications on the types of transactions that require approval by the Fund’s independent directors.

The foregoing summary description of the A&R LPA does not purport to be complete and is qualified in its entirety by reference to the A&R LPA, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

As of August 4, 2026, the Fund’s portfolio consists of Investments totaling up to approximately $195.6 million across equities, credit, special situations and trading strategies.

The Fund indirectly acquired some of these Investments from Blackstone Holdings Finance Co. L.L.C. (“Finco”), an affiliate of Blackstone, and its affiliates pursuant to a warehousing agreement (the “Warehousing Agreement”) dated December 18, 2025, among the Fund, the Investment Manager, in its capacity as investment manager and not for its own account, and Finco. As of August 4, 2026, approximately $85.6 million of Investments (inclusive of funded and unfunded commitments) remained in the warehouse pursuant to the Warehousing Agreement. A description of the Warehousing Agreement was included under Note 6 of “Part I, Item 1. Financial Statements” of the Fund’s Quarterly Report on Form 10-Q filed on May 14, 2026. Such description is incorporated by reference herein.

Any Investments that have closed but not yet funded are subject to customary funding requirements. The Fund’s obligation to purchase additional warehoused Investments from Finco is contingent upon the Fund raising sufficient capital to purchase such assets as determined by the Investment Manager.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Limited Partnership Agreement

10.1	Investment Management Agreement

10.2	Seventh Amended and Restated Credit Facility Agreement, dated as of July 30, 2026, by and between MUFG Alternative Fund Services (Cayman) Limited, as Bank and BXHF Aggregator (CYM) L.P. and each entity that signs as Borrower, as Borrower.

104	Cover Page Interactive Data File, formatted in Inline XBRL

Forward-Looking Statement Disclosure

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements can be identified by the use of forward-looking terminology such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “identified,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “confident,” “conviction” or other similar words or the negatives thereof. These may include financial estimates and their underlying assumptions, statements about plans, objectives, intentions, and expectations with respect to positioning, including the impact of macroeconomic trends and market forces, future operations, repurchases, acquisitions, future performance and statements regarding identified but not yet closed acquisitions or dispositions. Such forward-looking statements are inherently subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Fund believes these factors include but are not limited to those described under the section entitled “Risk Factors” in the Fund’s Pre-Effective Amendment No. 1 to its Registration Statement on Form 10 filed on January 15, 2026, as such factors may be updated from time to time in the Fund’s periodic filings with the United States Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in the Fund’s public filings. The forward-looking statements speak only as of the date of this report, and, except as otherwise required by federal securities laws, the Fund undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MULTI-STRATEGY HEDGE FUND L.P.

Date: August 4, 2026	By:	/s/ Gregory Uffner
	Name:	Gregory Uffner
	Title:	Chief Legal Officer